EXHIBIT 21 — SUBSIDIARIES OF REGISTRANT

1.	Puerto Rico Telephone Company, Inc.
(Wireline segment doing business as
Puerto Rico Telephone)

(Wireless segment doing business
as Verizon Wireless)

	Physical address:	1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
	Mailing address:	P.O. Box 360998, San Juan, P.R. 00936-0998
	State/jurisdiction of Incorporation:	Puerto Rico

2.	Coqui.net Corporation
(Doing business as Coqui.net)

	Physical address:	1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
	Mailing address:	P.O. Box 360998, San Juan, P.R. 00936-0998
	State/jurisdiction of Incorporation:	Puerto Rico

3.	PRT Larga Distancia, Inc.
(Doing business as PRT Larga
Distancia)

	Physical address:	1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
	Mailing address:	P.O. Box 360998, San Juan, P.R. 00936-0998
	State/jurisdiction of Incorporation:	Puerto Rico